Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information contact:
Ben W. Perks	Andrew J. Bosman
Executive Vice President and Chief Financial Officer	Executive Director of Marketing and Communications
312.573.5630	312.573.5631

NAVIGANT CONSULTING, INC. ANNOUNCES SECOND QUARTER 2007 FINANCIAL RESULTS

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Quarterly revenues increased to $189.6 million in the second quarter of 2007, up from $183.3 million in the first quarter of 2007, and a 15 percent increase from $165.0 million in the second quarter of 2006. Six-month revenues increased 13 percent to $372.9 million, compared to $331.2 million during the first six months of 2006.

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EBITDA for the quarter was $29.7 million, compared to $27.9 million in the first quarter of 2007, and $31.0 million in the second quarter of 2006. EBITDA for the six months ended June 30, 2007 was $57.6 million, compared to $61.7 million for the comparable period in 2006.

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Net income per diluted share for the second quarter 2007 was $0.21, compared to $0.20 in the first quarter 2007, and $0.26 in the 2006 second quarter. First half 2007 net income per diluted share was $0.41, compared to $0.51 in the first six months of 2006.

CHICAGO, July 26, 2007 – Navigant Consulting, Inc. (NYSE:NCI), a global consulting firm providing dispute, investigative, operational, risk management and financial advisory solutions to legal counsel, government agencies and companies experiencing regulatory or structural challenges, today announced financial results for the second quarter 2007.

“We are pleased with our revenue growth for the quarter and first half of the year,” stated William M. Goodyear, Chairman and CEO. “Both the Business Advisory and Dispute segments’ revenues increased over 2006 and the first quarter of 2007. Key contributors to the second quarter performance were our energy, insurance and global construction practices. International results, reflecting the successful ongoing expansion of our London platform, were excellent and have solid momentum as we enter the second half of the year. In our dispute channel, the volume of large forensic investigation assignments began to wind down as these engagements evolved into litigation support and white collar defense assignments.”

“Segment margins have narrowed relative to 2006, with second quarter margins consistent with the quarter ended March 31, 2007,” stated Mr. Goodyear. “This margin compression was primarily related to the compensation retention programs the Company initiated earlier in 2007. We have recaptured some of the operating margin pressure with improved G&A leverage, and we expect further progress in the second half of the year as we finalize action steps to make additional adjustments to reduce and better manage our overall operational and practice management costs.”

Second Quarter 2007 Financial Results

Revenues for the second quarter of 2007 were $189.6 million, a 15 percent increase compared to second quarter 2006 revenues of $165.0 million, and up from first quarter 2007 revenues of $183.3 million. EBITDA in the second quarter of 2007 was $29.7 million, compared to $31.0 million in the second quarter of 2006 and an increase from $27.9 million in the first quarter of 2007. Net income per diluted share in the second quarter of 2007 was $0.21, compared to $0.26 per share in the second quarter of 2006 and $0.20 per share in the first quarter of 2007.

Six-Month Financial Results

Revenues for the six months ended June 30, 2007 were $372.9 million, a 13 percent increase compared to 2006 six-month revenues of $331.2 million. EBITDA for the first six months of 2007 was $57.6 million, compared to $61.7 million for the comparable 2006 period. Net income per diluted share for the first six months of 2007 was $0.41, compared to $0.51 for the same period in 2006.

“We anticipate continued revenue growth across both business channels in the second half of 2007, and remain focused on continued margin improvement as the year progresses,” stated Julie M. Howard, President and Chief Operating Officer. “Areas that are presenting opportunities for us during the second half of the year, and into 2008, include ongoing growth in the global financial services market related to increasing investments associated with improved risk management and control programs; developing emphasis on renewable energy programs and transmission infrastructure strategic assessments; and the increased pressure being placed on the U.S. healthcare system for new facility and infrastructure investments. At the same time, margin improvement efforts remain a high priority. We are actively employing tighter controls in several operational expense categories to include maximizing and/or right-sizing our real estate utilization, evaluating certain shared services programs and streamlining our practice development initiatives.”

Business Metrics

Average billable full time equivalent (FTE) consultant headcount for the second quarter was 1,890, compared to 1,729 in the second quarter of 2006, and 1,933 in the first quarter of 2007. FTE billable consultants as of June 30, 2007 were 1,907, compared to 1,928 at the end of the first quarter of 2007, reflecting the impact of headcount alignment efforts. Company-wide consultant utilization, based on a 2,080 hour base, in the second quarter of 2007 was 69 percent, compared to 70 percent in the second quarter of 2006 and 69 percent for the first quarter of 2007. Calculated on an industry standard 1,850 hour base, utilization for the second quarter of 2007 was 77 percent. Trailing 12-month attrition was 22 percent at second quarter end 2007, compared to 23 percent at first quarter end.

Annualized revenue per consultant in the second quarter of 2007 was $397,000, up from $381,000 in the first quarter of 2007. Days sales outstanding as of June 30, 2007 was 87 days, compared to 81 days at the end of the 2007 first quarter and 83 days at June 30, 2006. The Company ended the quarter with $303.5 million in borrowings under its $500 million unsecured, multi-bank credit facility, reflecting the impact of the successful $218 million “Dutch Tender Offer” during the second quarter of 2007.

Scott J. Krenz Appointed Executive Vice President and Chief Financial Officer

In August, Scott J. Krenz will be joining the Company as Executive Vice President and Chief Financial Officer. Mr. Krenz succeeds Ben W. Perks, who is retiring. Prior to joining Navigant Consulting, Mr. Krenz was the Chief Financial Officer for Sapient Corporation, and over a 20 year period held a variety of key financial roles within Electronic Data Systems (EDS) Corporation, including Treasurer, CFO of Europe and Controller. Mr. Krenz is a CPA and began his career in the audit practice of Ernst & Whinney.

Acquisition of London-based Financial and Insurance Services Firm

The Company has signed a definitive and binding agreement to acquire Troika (UK) Limited, a leading UK financial services consultancy. Troika offers highly complementary services to Navigant Consulting’s Financial Services and Insurance practices, and accelerates our expansion strategy in London. Within the U.K. financial services sector, Troika focuses on the distribution of regulated products, providing strategic and operational consultancy services to Insurance, Investment Management and Retail Banking. Troika’s UK clients include 13 of the top 15 Life & Pension companies, nine of the top 15 Banks and Building Societies and ten of the top 15 Investment Management firms. In 2006, Troika was the UK Management Consultancy Association’s “Best Small Management Consultancy of the Year.”

Outlook

The Company is providing an update to its previous full year 2007 guidance.

Navigant Consulting 2007 Guidance
	Existing Guidance	Updated Guidance*
Revenues	$770 - $790 million	$760 - $780 million
EBITDA	$135 - $140 million	$125 - $135 million
Net income per diluted share	$1.02 - $1.07	$0.92 - $0.97

*Updated	guidance reflects diluted shares of 51.0 million.

Webcast of the Company’s Announcement of Second Quarter 2007 Results

A webcast of management’s presentation of the Company’s second quarter financial results will be available on the Company’s website, www.navigantconsulting.com. To access the call, click the Investor Relations section and select “Conference Calls.” This webcast will be available until 5:00 p.m., ET, October 24, 2007.

About Navigant Consulting

Navigant Consulting, Inc. (NYSE: NCI) is a specialized independent consulting firm providing dispute, financial, regulatory and operational advisory services to government agencies, legal counsel and large companies facing the challenges of uncertainty, risk, distress and significant change. The Company focuses on industries undergoing substantial regulatory or structural change and on the issues driving these transformations. “Navigant” is a service mark of Navigant International, Inc. Navigant Consulting, Inc. (NCI) is not affiliated, associated, or in any way connected with Navigant International, Inc. and NCI’s use of “Navigant” is made under license from Navigant International, Inc. More information about Navigant Consulting can be found at www.navigantconsulting.com.

EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure of financial performance under generally accepted accounting principles (GAAP). The Company believes EBITDA is useful supplemental information for investors to evaluate financial performance. Management believes EBITDA, in addition to operating income, net income and other GAAP measures, is a useful indicator of the Company’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

Except as set forth below, statements included in this press release, which are not historical in nature are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including “anticipates,” “believes,” “intends,” “estimates,” “expects” and similar expressions. These statements are based upon management’s current expectations as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those indicated in the forward-looking statements including, without limitation: risks inherent in international operations including foreign currency fluctuations; pace, timing and integration of acquisitions; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; dependence on the expansion of and the increase in the Company’s service offerings and staff; conflicts of interest; potential loss of clients; risks inherent with litigation; significant client assignments; professional liability; potential legislative and regulatory changes; and general economic conditions. Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the SEC under the “Risk Factors” sections and elsewhere in those filings. The Company cannot guarantee any future results, levels of activity, performance or achievement and also undertakes no obligation to update any of its forward-looking statements after the date of this press release.

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NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	For the quarter ended
	June 30, 2007	March 31, 2007	June 30, 2006
Revenues before reimbursements	$169,650	$164,838	$147,691
Reimbursements	19,983	18,452	17,298

Total revenues	$189,633	$183,290	$164,989

Cost of services before reimbursable expenses	105,849	101,234	84,668
Reimbursable expenses	19,983	18,452	17,298

Cost of services	125,832	119,686	101,966
General and administrative expenses	34,144	34,403	32,018
Depreciation	3,995	3,721	3,221
Amortization	3,784	3,636	2,616
Other operating costs:
Realignment costs	—	1,277	—

Operating income	21,878	20,567	25,168
Other expense, principally interest expense	2,209	851	1,526

Income before income tax expense	19,669	19,716	23,642
Income tax expense	8,319	8,379	9,680

Net income	$11,350	$11,337	$13,962

Net income per diluted share	$0.21	$0.20	$0.26

Shares used in computing net income per diluted share	54,126	55,907	54,664

Percentage of revenues before reimbursements:
Cost of services before reimbursable expenses	62%	61%	57%
Reimbursable expenses	12%	11%	12%
General and administrative expenses	20%	21%	22%

EBITDA (1)	17%	17%	21%
EBITDA (1), exclusive of Other operating costs	17%	18%	21%
Operating income	13%	12%	17%
Net income	7%	7%	9%

EBITDA (1) reconciliation:
EBITDA (1), exclusive of Other operating costs	$29,657	$29,201	$31,005
Other operating costs		1,277

EBITDA (1)	29,657	27,924	$31,005
Depreciation	3,995	3,721	3,221
Amortization	3,784	3,636	2,616

Operating income	$21,878	$20,567	$25,168

(1)	EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure of financial performance under generally accepted accounting principles (GAAP). The Company believes EBITDA is useful supplemental information for investors to evaluate financial performance. This data is also used by the Company for assessment of its operating and financial results, in addition to operating income, net income and other GAAP measures. Management believes EBITDA is a useful indicator of the Company’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	For the six months ended
	June 30, 2007	June 30, 2006
Revenues before reimbursements	$334,488	$296,810
Reimbursements	38,435	34,429

Total revenues	$372,923	$331,239

Cost of services before reimbursable expenses	207,083	172,196
Reimbursable expenses	38,435	34,429

Cost of services	245,518	206,625
General and administrative expenses	68,547	62,938
Depreciation	7,716	6,171
Amortization	7,420	4,895
Other operating costs:
Realignment costs	1,277	—

Operating income	42,445	50,610
Other expense, principally interest expense	3,060	2,184

Income before income tax expense	39,385	48,426
Income tax expense	16,698	20,658

Net income	$22,687	$27,768

Net income per diluted share	$0.41	$0.51

Shares used in computing net income per diluted share	55,017	54,096

Percentage of revenues before reimbursements :
Cost of services before reimbursable expenses	62%	58%
Reimbursable expenses	11%	12%
General and administrative expenses	20%	21%

EBITDA (1)	17%	21%
EBITDA (1), exclusive of Other operating costs	18%	21%
Operating income	13%	17%
Net income	7%	9%

EBITDA (1) reconciliation:
EBITDA (1), exclusive of Other operating costs	$58,858	$61,676
Other operating costs	1,277	—

EBITDA (1)	57,581	61,676
Depreciation	7,716	6,171
Amortization	7,420	4,895

Operating income	$42,445	$50,610

(1)	EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure of financial performance under generally accepted accounting principles (GAAP). The Company believes EBITDA is useful supplemental information for investors to evaluate financial performance. This data is also used by the Company for assessment of its operating and financial results, in addition to operating income, net income and other GAAP measures. Management believes EBITDA is a useful indicator of the Company’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS AND SELECTED DATA

(In thousands, except DSO data)

(Unaudited)

	June 30, 2007	March 31, 2007	December 31, 2006	June 30, 2006
Assets
Cash and cash equivalents	$19,691	$21,173	$11,745	$12,263
Trade accounts receivable, net	195,970	179,876	168,062	164,789
Prepaid and other assets	30,524	26,161	20,438	20,180

Total current assets	246,185	227,210	200,245	197,232

Property and equipment, net	58,872	50,537	51,164	49,565
Goodwill and intangible assets, net	452,175	415,043	398,121	383,276
Other non-current assets, net	8,832	6,495	2,828	2,600

Total assets	$766,064	$699,285	$652,358	$632,673

Liabilities and Stockholders’ Equity
Current debt	$2,250	$63,506	$33,567	$75,661
Other current liabilities	99,292	85,977	96,175	78,964
Long term debt	301,247	—	—	—
Other non-current liabilities	41,653	35,631	36,040	28,416
Stockholders’ equity	321,622	514,171	486,576	449,632

Total liabilities and stockholders’ equity	$766,064	$699,285	$652,358	$632,673

Selected Data

Days sales outstanding, net (DSO) [1]	87 days	81 days	78 days	83 days

1)	Net of deferred revenue.